As filed with the Securities and Exchange Commission on September 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HF Sinclair Corporation

(Exact name of registrant as specified in its charter)

Delaware	87-2092143
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2323 Victory Ave., Suite 1400

Dallas, Texas 75219

(214) 871-3555

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

HF SINCLAIR CORPORATION

AMENDED AND RESTATED 2020 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Matthew H. Marchant

Senior Vice President, General Counsel

HF Sinclair Corporation

2323 Victory Ave., Suite 1400

Dallas, Texas 75219

(214) 871-3555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shane Tucker

Trammell Crow Center

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 871-3555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

The HF Sinclair Corporation Amended and Restated 2020 Long-Term Incentive Plan was adopted in 2020 (as amended from time to time, the “Plan”). HF Sinclair Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 4,500,000 shares of its common stock, par value $0.01 per share that may be issued pursuant to the Plan.

The contents of the Registrant’s registration statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on December 4, 2023 (File No. 333-275877) and March 18, 2022 (File No. 333-263721), are incorporated by reference into this Registration Statement, as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of HF Sinclair Corporation (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed May 15, 2025, File No. 1-41325).

4.2	Amended and Restated By-Laws of HF Sinclair Corporation (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed February 6, 2024, File No. 1-41325).

4.3	HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan (incorporated by reference to Exhibit 99.1 to Registrant’s Registration Statement on Form S-8 filed March 21, 2022, File No. 333-263721).

4.4	Amendment No. 1 to the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan (incorporated by reference to Exhibit 4.4 to Registrant’s Registration Statement on Form S-8 filed December 4, 2023, File No. 333-275877).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on September 2, 2026.

HF SINCLAIR CORPORATION

By:	/s/ Vivek Garg
Name:	Vivek Garg
Title:	Acting Chief Financial Officer, Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on September 2, 2026. Each person whose signature appears below appoints Vivek Garg and Matthew H. Marchant, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Franklin Myers Franklin Myers	Chief Executive Officer and Director

/s/ Vivek Garg Vivek Garg	Acting Chief Financial Officer, Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer and Principal Financial Officer)

/s/ Anne-Marie N. Ainsworth Anne-Marie N. Ainsworth	Director

/s/ Anna C. Catalano Anna C. Catalano	Director

/s/ Leldon E. Echols Leldon E. Echols	Director

/s/ Manuel J. Fernandez Manuel J. Fernandez	Director

/s/ Rhoman J. Hardy Rhoman J. Hardy	Director

Signature	Title

/s/ Jeanne Johns Jeanne Johns	Director

/s/ Craig Knocke Craig Knocke	Director

/s/ Robert J. Kostelnik Robert J. Kostelnik	Director

/s/ Ross B. Matthews Ross B. Matthews	Director